EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 27, 2008 included in the Registration Statement (Form S-4 No. 333-151670) of Heckmann Corporation in this Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or around November 5, 2008.

/s/ Ernst & Young LLP

San Diego, California

November 4, 2008